CERTIFIED TRUE COPY OF THE ORIGINAL

BEACHCROFT WANSBROUGHS
SOLICITORS

DATED 2006

(1) **ACCESS DEVICES DIGITAL LIMITED**

as Chargor

IN FAVOUR OF

(2) **FLEXTRONICS INTERNATIONAL Kft**

as Chargee

CHARGE

CONTENTS

THIS CHARGE is made on 30th January 2006

BY:

(1) **Access Devices Digital Limited** registered in England and Wales with company number 04801471 whose registered office is at Manufactory House, Bell Lane, Hertford, Hertfordshire, SG14 1BP (the "**Chargor**")

IN FAVOUR OF:

(2) **Flextronics International Kft** whose registered office is at Posta ut 63, H-8900, Zalaergerszeg, Hungary (the "**Chargee**").

BACKGROUND:

It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Charge:

"**Acknowledgment of Notice of Charge**" means an acknowledgement of notice of charge in the form set out in Schedule 4 with such amendments as may be approved by the Chargee.

"**Charged Assets**" means all the property, assets and income of the Chargor which from time to time are the subject of the security created or expressed to be created in favour of the Chargee by or pursuant to this Charge.

"**Customer Agreements**" means the agreements between the Chargor and the Customers for the time being and from time to time including (without limitation) the agreements details of which are specified in Schedule 1 and any other agreement, contract or document details of which are provided to the Chargee pursuant to Clause 8.5.

"**Customers**" means the customers of the Chargor brief details of which are specified in Schedule 2 to this Charge and any and all other present and future customers of the Chargor for the time being and from time to time.

"**Debts**" means any book and other debts and other monies now or hereafter due or owing or to become due or owing to the Chargor on any account whatsoever including (without limitation) arising out of or under or pursuant to or by virtue of the Customer Agreements and/or by a Customer and whether actual or contingent and including cash at bank and any proceeds thereof and whether or not the same would or shall be entered into the books of the Chargor, and includes any monies or proceeds for the time being and from time to time payable to or receivable or received by the Chargor in respect of any of the claims or monies deriving from or in relation to any court order or judgment, any contract or agreement to which the Chargor is a party, and compensation under the provisions of any legislation or otherwise.

"**Default Rate**" means the rate per annum which is four (4) per cent above the base lending rate of Barclays Bank plc for the time being and from time to time.

"**Enforcement Event**" means an Event of Default or the Secured Obligations having become immediately payable under any Finance Document or the making of a demand for payment of the Secured Obligations pursuant to Clause 2.

"**Event of Default**" means an event of default (howsoever described) under any agreement for the time being and from time to time between the Chargor and the Chargee.

"**Finance Documents**" means this Charge and any agreement for the time being and from time to time between the Chargor and the Chargee.

"**Guarantor**" means any person who shall for the time being and from time to time guarantee to the Chargee the payment or discharge of the Secured Obligations, and references to the "relevant guarantee" shall be construed accordingly.

"**Notice of Charge**" means a notice of charge in the form set out in Schedule 3 with such amendments as may be approved by the Chargee.

"**Notice of Security**" means, in relation to a Charged Asset, a notice of charge or assignment relating to that Charged Asset in such form as may be required by the Chargee.

"**Receiver**" means a receiver or receiver and manager of any part of or administrative receiver of the whole or any part of the Charged Assets.

"**Security Interest**' means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"**Secured Obligations**" means all monies, obligations and liabilities covenanted to be paid and discharged by the Chargor in Clause 2 (*Covenant to pay*).

"**Security Period**" means the period beginning on the date of this Charge and ending on the date on which the Chargee is satisfied that all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

1.2 Interpretation and Construction

In this Charge:

(a) any reference to:

"**assets**" includes present and future properties, revenues and rights of every description;

"**authorisation**" includes an authorisation, permit, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

a "**person**' includes any person, firm, company, corporation, government, state or any agency of a state or any association trust or partnership (whether or not having a separate legal personality) of two or more of the foregoing;

a "**regulation**" includes any regulation, rule, order, official directive, request or guideline (whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

the "**Chargee**' or the "**Chargor**" shall be construed so as to include its and any subsequent successors and any permitted assigns or transferees in accordance with their respective interests;

"**law**" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive by law or order or

legislative measure of any governmental, supranational, local government, statutory or regulatory body or court;

(b) words importing the singular are to include the plural and vice versa;

(c) the Index, and the Clause and Schedule headings, are for ease of reference only and do not affect the interpretation of, and are to be ignored in construing, this Charge;

(d) references to Clauses and Schedules are (unless expressly provided to the contrary) to be construed as references to the clauses of and schedules to this Charge, and references to this Charge include its schedules;

(e) references to any statutory provision are to be construed as references to that statutory provision as amended, modified, supplemented, re-enacted or replaced from time to time (whether before or after the date of this Charge) and are to include any orders, regulations, instruments or other subordinate legislation made under or deriving validity from that statutory provision;

(f) references to documents, instruments and agreements are references to such documents, instruments and agreements as modified, amended, varied, supplemented or novated from time to time;

(g) the words "including", "which includes", and 'and includes" are to be construed as being by way of illustration or emphasis only and are not to be construed as, nor will they take effect as, limiting the generality of the foregoing words;

(h) general words introduced by the words "other" or "otherwise' are not to be given a restrictive meaning because they are preceded by words indicating a particular class of acts, matters or things and general words are not to be given a restrictive meaning because they are followed by particular examples intended to be embraced by the general words;

(i) a time of day is a reference to London time;

(j) a reference to "£" or "sterling" denotes the lawful currency of the UK.

1.3 Rights of Third Parties

A person who is not a party to this Charge has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Charge.

1.4 Effect as a deed

The parties intend that this document shall take effect as a deed notwithstanding that the Chargeemay have executed it under hand only.

1.5 Incorporation of terms

The terms of the documents under which Secured Obligations arise and of any side letters between the Chargor and the Chargee relating to the Secured Obligations are incorporated in this Charge to the extent required for any purported disposition of the Charged Assets contained in this Charge to be a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

1.6 Implied complied covenants for title

The obligations of the Chargor under this Charge shall be in addition to the covenants for title

deemed to be included in this Charge by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.

2. COVENANT TO PAY

The Chargor shall on demand pay and discharge to the Chargee all indebtedness, monies, obligations and liabilities (whether principal, interest, commission, charges, costs, expenses or otherwise) now or at any time hereafter due or owing or incurred to the Chargee by the Chargor on any account or in any manner whatsoever including any liability in respect of any further advances made under the Finance Documents, whether present or future, actual or contingent (and whether due, owing or incurred solely, jointly or severally and whether as principal or as surety or in some other capacity) PROVIDED that neither such covenant nor the security constituted by this Charge shall extend to or include any liability or sum which would, but for this proviso, cause such covenant or security to be unlawful or prohibited by any applicable law.

3. SECURITY

3.1 Fixed Security

3.1.1 The Chargor, as security for the payment and discharge of all of the Secured Obligations, hereby charges with full title guarantee in favour of the Chargee by way of a fixed charge all the Chargor's rights, title and interest from time to time in and to, and the full benefit of, each of the following assets:

a) all its Debts;

b) the benefit of all obligations and representations and warranties and undertakings for the time being and from time to time undertaken or given to the Chargor (and whether by law, contract or otherwise howsoever) by any person in relation to any of the Charged Assets in any of the foregoing paragraphs of this Clause 3.1;

c) the benefit of (severally) any contracts, deeds, undertakings, reports or other documents now or hereafter entered into by or given to the Chargor in respect of any of the Charged Assets in any of the foregoing paragraphs of this Clause 3.1 and all documents now or hereafter in existence necessary to enable the Chargee to perfect the same; and

d) the benefit and proceeds for the time being and from time to time of any rights, claims, remedies, covenants for title, guarantees, indemnities or interests by way of security for the time being and from time to time given, granted or arising in favour of the Chargor in relation to, any of the Charged Assets in any of the foregoing paragraphs of this Clause 3.1.

3.1.2 In the event that any fixed charge is deemed or construed as a floating charge, immediately on the occurrence or an Enforcement Event such floating charge shall automatically crystallize and operate as a fixed charge.

3.2 Negative Pledge

Save with the prior written consent of the Chargee (which may be given as well as before as after the date hereof, provided it shall expressly refer to this Charge), the Chargor shall not and shall not agree or purport to:

3.2.1 create, give, grant or permit to arise or subsist any Security Interest over all or any

part of the Charged Assets;

3.2.2 sell, discount, factor, transfer, grant, lease, lend or otherwise dispose of, part with or share possession of, whether by means of one or a number of transactions related or not and whether at one time or over a period of time, all or any of the Charged Assets;

3.2.3 sell, discount, factor, transfer, lend or otherwise dispose of, the right to receive or to be paid the proceeds arising on the disposal of all or any of the Charged Assets; and

3.2.4 dispose of the equity of redemption in respect of all or any of the Charged Assets.

3.3 Miscellaneous

The fact that no details of Customer Agreements or Customers are included in the relevant Schedule (if this is the case) does not affect the validity or enforceability of any security created by this Charge.

4. NOTICES OF SECURITY

4.1 The Chargor shall on each date [not less than 7 days after the date] on which any amount is due and payable by the Chargor to the Chargee under the Finance Documents serve a Notice of Charge on each of the parties to the Customer Agreements (other than the Chargor) and procure that each of those parties promptly (and in any event within seven days of service) executes and delivers to the Chargee an Acknowledgment Notice of Charge.

4.2 The Chargor shall if so requested by the Chargee and on the date of the request give a Notice of Security to any Customer for the time being and from time to time. The Chargor shall use its best endeavours to procure that the relevant person promptly acknowledges the notice in the form required by the Chargee.

5. TITLE AND OWNERSHIP OF DOCUMENTS

5.1 The Chargor shall promptly on request of the Chargee, deliver (or procure delivery) to the Chargee of, and the Chargee shall be entitled to retain, the Customer Agreements and all invoices, certificates, deeds and other documents of title for the time being and from time to time relating to or evidencing the Charged Assets or any part thereof.

6. FURTHER ASSURANCE

6.1 The Chargor shall, at its own expense, promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Chargee may specify (and in such form as the Chargee may require in favour of the Chargee or its nominee(s)):

6.1.1 to perfect or protect the security created or intended to be created in respect of the Charged Assets (which may include the execution by the Chargor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, Charged Assets) or for the exercise of the rights, powers and remedies of the Chargee under or pursuant to this Charge or by law;

6.1.2 to confer on the Chargee security over any property and assets of the Chargor located in any jurisdiction outside England and Wales equivalent or similar to the security intended to be conferred by or pursuant to this Charge; and/or

6.1.3 to facilitate the realisation of the Charged Assets or the exercise of any right, power or discretion exercisable, by the Chargee or any Receiver or any of its or their delegates or sub-delegates in respect of any Charged Asset.

6.2 Without prejudice to Clause 6.1, the Chargor shall, at its own expense:

6.2.1 take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Chargee by or pursuant to this Charge including recording its existence and restrictions on disposal effected by it;

6.2.2 obtain (in form and content satisfactory to the Chargee) as soon as possible any consents necessary to enable the assets of the Chargor to be the subject of an effective fixed charge or assignment pursuant to Clause 3 (*Security*) and, immediately upon obtaining any such consent, the asset concerned shall become subject to such security and the Chargor shall promptly deliver a copy of each consent to the Chargee.

7. DEBTS

7.1 The Chargor shall not at any time without the prior written consent of the Chargee:

7.1.1 deal with the Debts except by (as agent of the Chargee) getting in and realising them in the ordinary and usual course of its business and paying the proceeds of those Debts into such bank account as the Chargee may from time to time require or direct and such proceeds shall be held upon trust by the Chargor for the Chargee prior to such payment in; or

7.1.2 sell, factor, discount or otherwise dispose of all or any of the Debts or enter into any agreement for such sale, factoring, discounting or other disposition or purport to do so or do anything else prohibited by Clause 3.2 in respect of all or any of the Debts.

8. GENERAL COVENANTS

8.1 The Chargor shall observe and perform all restrictive and other covenants, stipulations and obligations now or hereafter binding on the Chargor or affecting the Charged Assets insofar as the same are subsisting and capable of being enforced, and make all payments, carry out all registrations or renewals and generally take all steps which are necessary to preserve, maintain and renew when necessary or desirable all the Charged Assets, and duly and diligently enforce all restrictive or other covenants, stipulations and obligations benefiting the Charged Assets and not waive, release or vary (or agree to do) the obligations of any other party thereto.

8.2 The Chargor shall comply with the provisions of all laws, statutes, statutory instruments, regulations and bye-laws for the time being in force and every notice, order, direction, licence, consent or permission given or made thereunder and the requirements of any competent authority which shall include all regulations, laws or directives made or issued by or with the authority of The European Commission and/or The Council of Ministers, so far as any of the same shall relate to the Chargor's business and other assets for the time being and from time to time, to the Charged Assets.

8.3 The Chargor shall perform all its obligations under any law or regulation in any way related to or affecting any Charged Asset.

8.4 The Chargor shall from time to time, on request of the Chargee, furnish the Chargee with such information as the Chargee may require about the Chargor's business and affairs, the Charged Assets and its compliance with the terms of this Charge and the Chargor shall permit the Chargee, its representatives, professional advisers and contractors, free access at all times to (a) inspect and take copies and extracts from the books, accounts and records of the Chargor and (b) to view the Charged Assets.

8.5 The Chargor shall provide to the Chargee on the date hereof and monthly hereafter on the last day of each month and at any time upon request, current and up to date details of, and such other information as the Chargee may request relating to, all the Customer Agreements and all Customers, as at the date hereof, as at each month end or at the date of request (as the case may be).

8.6 The Chargor shall dully and punctually observe and perform all obligations imposed on it under the Customer Agreements and use its best endeavours to procure the prompt payment of all moneys payable by any person under or pursuant to, and in accordance with the terms of, the relevant Customer Agreements and/or by a Customer.

8.7 The Chargor shall not vary, extend, release, terminate or rescind any of the Customer Agreements or grant time for payment or other indulgence, or discharge, waive, release or vary the liability of any other person thereunder or do or permit any set-off or other act or thing whereby the recovery of any moneys payable under or in respect of the Customer Agreements or by a Customer may be delayed or impeded.

9. REPRESENTATIONS AND WARRANTIES

9.1 The Chargor hereby represents and warrants to the Chargee that:

9.1.1 the Chargor has the capacity and power to enter into and perform its obligations as expressed in this Charge and has taken all necessary action to authorise the granting of interests by way of security upon the terms and conditions of this Charge and to authorise the execution, delivery and performance of its obligations as expressed in this Charge in accordance with their respective terms;

9.1.2 this Charge has been validly entered into by the Chargor and creates legal, valid and binding obligations upon the Chargor enforceable in accordance with its terms;

9.1.3 the execution, delivery and performance by the Chargor of the terms of this Charge does not and will not violate, conflict with or result in a breach of, in any respect:-

(a) any provision of any law or regulation or any order, decree, permit or licence of any authority, agency or court binding on the Chargor or on any of its assets; or

(b) the constitutional documents or resolutions of the Chargor; or

(c) any subsisting loan stock or debenture or other deed, contract or other undertaking or instrument to which the Chargor is a party or which is binding upon it or any of its assets;

9.1.4 the Chargor is the sole legal and the sole and absolute beneficial owner of all the Charged Assets free from all Security Interests;

9.1.5 the Chargor has not created, given, granted or permitted to arise or subsist any Security Interest over any of its assets present and future and has not agreed to do so;

9.1.6 the details of (if any) the Customer Agreements in Schedule 1, and the Customers in Schedule 2, and the interests of the Chargor (in those Customer Agreements), are true, complete and correct in every material particular;

9.1.7 it is not unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986;

9.1.8 no litigation, arbitration or administrative proceeding or claim is current or pending or, to the best of the knowledge, information or belief of such Chargor, threatened against the Chargor or any of the assets of such Chargor which could have a material adverse effect on the business, assets or financial condition of the Chargor;

9.1.9 it has good and marketable title to all its assets; and

9.1.10 this Charge validly creates those Security Interests it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise.

9.2 The representations and warranties set out in this Clause 9 are made on the date of this Charge and are deemed to be repeated by the Chargor on each day during the Security Period with reference to the facts and circumstances then existing.

10. IMMEDIATE PAYMENT

10.1 In respect of any Secured Obligations by virtue of any agreement between the Chargor and the Chargee for the time being and from time to time to be paid or discharged otherwise than on demand, the Chargee shall nevertheless be entitled by notice to the Chargor to demand the immediate payment and discharge thereof (or any part thereof) together with all interest then accrued thereon forthwith (or otherwise as the Chargee may require) at any time after the happening of any of the following events, unless that agreement shall expressly state that the provisions of this Clause 10.1 shall not apply in respect of such Secured Obligations:

10.1.1 if the Chargor or a Guarantor shall fail to perform or observe any obligations for the time being and from time to time expressed to be assumed by the Chargor or that Guarantor, respectively, under any Finance Document or in the relevant guarantee;

10.1.2 if any representation or warranty for the time being and from time to time made or repeated in writing by the Chargor or a Guarantor in or pursuant to or in connection with, respectively, these presents or the relevant guarantee is or shall, by reference to the date (if any) as at which it was made, become incorrect in any material respect;

10.1.3 if the Chargor or a Guarantor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

10.1.4 if the value of the assets of the Chargor or a Guarantor is less than its liabilities (taking into account contingent and prospective liabilities) or a moratorium is declared in respect of any indebtedness of the Chargor or a Guarantor;

10.1.5 if any Security Interest for the time being and from time to time over all or a substantial part of the assets of a Guarantor is or shall become enforceable;

10.1.6 if the whole or a substantial part of the assets of the Chargor or a Guarantor shall be compulsorily acquired or seized or shall become the subject of any sequestration order;

10.1.7 if any distress, execution or other process shall be levied or enforced upon or sued out against any assets for the time being and from time to time of the Chargor or a Guarantor and shall not be discharged within seven days of being levied;

10.1.8 if an effective resolution shall be passed for the members' voluntary winding-up of the Chargor or a Guarantor; or

10.1.9 if any event or circumstance shall occur analogous to or having substantially similar effect to any of the events and circumstances described in Sub-clauses 10.1.3 to 10.1.8 above under the laws of any applicable jurisdictions.

10.2 Upon any demand being made for payment of the Secured Obligations pursuant to Clause 2 or to Clause 10.1, such Secured Obligations shall, notwithstanding any agreement for the time being and from time to time between the Chargor and the Chargee, become immediately payable and all rights of the Chargor to deal for any purpose whatsoever with the Charged Assets shall forthwith cease and any floating charge for the time being and from time to time included in the security constituted by or pursuant to this Charge shall forthwith crystallize and become a specific charge.

10.3 Notwithstanding any agreement between the Chargor and the Chargee for the time being and from time to time Secured Obligations shall become immediately payable (and without the necessity for any demand to be made by the Chargee) together with all interest then accrued thereon and all rights of the Chargor to deal for any purpose whatsoever with any of the Charged Assets shall forthwith cease and any floating charge for the time being and from time to time included in the security constituted by or pursuant to this Charge shall forthwith crystallize and become a specific charge, on the happening of any of the following events:-

10.3.1 if any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Chargor or a Guarantor;

(b) a composition, assignment or arrangement with any creditor of the Chargor or a Guarantor;

(c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Chargor or a Guarantor or any of its assets;

10.3.2 if all or a substantial part of the operations of the Chargor shall cease or be suspended or the Chargor shall threaten that shall occur;

10.3.3 if the Chargor, without the prior written consent of the Chargee or otherwise than in pursuance of the Chargor's obligations under or pursuant to, or as expressly permitted by, this Charge, shall sell, transfer, lease or otherwise dispose of or deal with any of the Charged Assets or purport so to do; or

10.3.4 if any event or circumstance shall occur analogous to or having substantially similar effect to any of the events and circumstances described in Sub-clause 10.3.1 above under the laws of any applicable jurisdictions.

11. ENFORCEMENT OF SECURITY

11.1 At any time after the occurrence of an Enforcement Event the security constituted by or pursuant to this Charge is immediately enforceable and the Chargee may, without notice to the Chargor or prior authorisation from any court, in its absolute discretion:

11.1.1 enforce all or any part of that security (at the times, in the manner and on the terms it thinks fit) and take possession of and hold or dispose of all or any part of the Charged Assets;

11.1.2 redeem any prior Security Interest against any Charged Assets; and/or procure the transfer of that Security Interest to itself; and/or settle and pass the accounts of the

prior mortgagee, chargee or encumbrancer and any accounts settled and passed will be conclusive and binding on the Chargor, and the Chargor shall pay on demand all principal monies, interest, costs, charges and expenses in connection with redemption and/or transfer;

11.1.3 whether or not it has appointed a Receiver, exercise all or any of the powers, authorities and discretions conferred by the Law of Property Act 1925 (as varied or extended by this Charge) on mortgagees and by this Charge on any Receiver or otherwise conferred by law on mortgagees or Receivers; and

11.1.4 without limitation and without prejudice to its rights under this Charge:

(a) appropriate and apply the whole or any part of the proceeds of the Debts in or towards satisfaction of the Secured Obligations;

(b) collect, recover or compromise and give a good discharge for any moneys payable to the Chargor in respect of the Debts or in connection herewith;

(c) take any action against any institution as the Chargee in its sole discretion may determine to be necessary in order to enforce the Chargee's rights in the Debts.

11.2 For the purposes of all powers implied by statute the Secured Obligations are deemed to have become due and payable on the date of this Charge and the power of sale or other disposal conferred on the Chargee and on any Receiver by this Charge shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on the date of this Charge.

11.3 The restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Charge or to the exercise by the Chargee of its right to consolidate all or any of the security created by or pursuant to this Charge with any other security in existence at any time or to its power of sale, which powers may be exercised by the Chargee without notice to the Chargor on or at any time after the occurrence of an Enforcement Event.

12. APPOINTMENT OF RECEIVER OR ADMINISTRATOR

12.1 At any time after the occurrence of an Enforcement Event the Chargee may without prior notice to the Chargor appoint one or more persons to be a Receiver or Receivers of the whole or any part of the Charged Assets, provided that the Chargee may not appoint an administrative receiver (as defined in Section 29(2) of the Insolvency Act 1986) over the Charged Assets if the Chargee is prohibited from doing so by section 72A of the Insolvency Act 1986 and no exception to the prohibition on appointing an administrative receiver applies.

12.2 The Chargee may appoint one or more persons to be a Receiver or Receivers of the whole or any part of the Charged Assets if so requested by the Chargor in writing, but subject to any applicable prohibition on the appointment of an administrative receiver under the Insolvency Act 1986.

12.3 Any appointment of a Receiver by the Chargee may be by deed, under seal or in writing under its hand.

12.4 The Chargee may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have been terminated.

12.5 Each person appointed to be a Receiver shall be:

12.5.1 entitled to act individually or together with any other person appointed or substituted as Receiver;

12.5.2 for all purposes shall be deemed to be the agent of the Chargor which shall be solely responsible for his acts, defaults and liabilities and for the payment of his remuneration and no Receiver shall at any time act as agent for the Chargee; and

12.5.3 entitled to remuneration for his services at a rate to be fixed by the Chargeefrom time to time (without being limited to the maximum rate specified by the Law of Property Act (1925).

12.6 The powers of appointment of a Receiver shall be in addition to all statutory and other powers of appointment of the Chargee under the Law of Property Act 1925 (as extended by this Charge) or otherwise and such powers shall remain exercisable from time to time by the Chargee n respect of any part of the Charged Assets. Section 109(1) of the Law of Property Act 1925 does not apply to this Charge.

12.7 Every Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Chargor) have and be entitled to exercise, in relation to the Charged Assets (and any assets of the Chargor which, when got in, would be Charged Assets) in respect of which he was appointed, and as varied and extended by the provisions of this Charge (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):

12.7.1 all the powers conferred by the Law of Property Act 1925 on mortgagors and on mortgagees in possession and on receivers appointed under that Act;

12.7.2 all the powers conferred on a receiver (or a receiver and manager) under the Insolvency Act 1986;

12.7.3 in the case only of a Receiver which is an administrative receiver, all the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 ; and

12.7.4 without prejudice to or limiting the other Sub-clauses of this Clause 12.7, the power to:-

(a) do all other acts and things which he may consider desirable or necessary for realising any Charged Asset or incidental or conducive to any of the functions, authorities, rights, powers or discretions conferred on or vested in him under or by virtue of this Charge; and

(b) exercise in relation to any Charged Asset all the powers, rights, authorities and things which he would be capable of exercising (including the power to omit to do anything) if he were the absolute beneficial owner of the same,

and may use the name of the Chargor for any of the above purposes.

13. APPLICATION OF MONIES

13.1 All monies received or recovered by the Chargee or any Receiver pursuant to this Charge or the powers conferred by it shall be applied in the following order of priority:-

13.1.1 in the payment of the costs, charges and expenses incurred and payments made by the Chargee or the Receiver, the payment of all remuneration of the Receiver and the discharge of any liabilities incurred by the Chargee or the Receiver in, or incidental to, the exercise of any of its powers;

13.1.2 in or towards the payment of or provision for the Secured Obligations; or

13.1.3 subject to Clause 13.2, in payment of the surplus (if any) to the Chargor or any other person entitled thereto.

13.2 If the Chargee enforces the security constituted by this Charge at a time when no amounts are due under the Finance Documents but at a time when amounts may or will become so due, the Chargee(or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account (to be held until such time as the Chargee shall think fit pending the application in or towards the discharge of all or any of the Secured Obligations which are at that time due and payable).

14. PROTECTION OF PURCHASERS

14.1 The receipt of the Chargee or any Receiver shall be conclusive discharge to a purchaser and, in making any sale or disposal of any of the Charged Assets or making any acquisition, the Chargee or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

14.2 No purchaser or other person dealing with the Chargee or any Receiver shall be bound to inquire whether the right of the Chargee or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Chargee or such Receiver in such dealings.

15. POWER OF ATTORNEY AND DELEGATION

15.1 The Chargor by way of security irrevocably appoints the Chargee and any Receiver severally to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things which the attorney may consider to be required or desirable for:

15.1.1 carrying out any obligation imposed on the Chargor by this Charge (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Charged Assets); and

15.1.2 enabling the Chargee and any Receiver to exercise, or delegate the exercise of, any of the rights, powers, authorities and discretions conferred on them by or pursuant to this Charge or by law (including, after the occurrence of an Enforcement Event, the exercise of any right of a legal or beneficial owner of the Charged Assets).

15.2 The Chargor hereby ratifies and confirms all things done and all documents executed by any attorney in the exercise or purported exercise of all or any of his rights, powers, authorities or discretions.

15.3 Each of the Chargee and any Receiver shall have full power to delegate (either generally or specifically), with the power to sub-delegate, the powers, authorities and discretions conferred on it by this Charge (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Chargee or the Receiver itself or any subsequent delegation or revocation thereof.

16. EFFECTIVENESS OF SECURITY

16.1 The security constituted by or pursuant to this Charge shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Chargee.

16.2 The security constituted by or pursuant to this Charge and the rights, powers and remedies of

the Chargee under or pursuant to this Charge or by law shall be cumulative, in addition to and independent of every other security which the Chargee may at any time hold for the Secured Obligations or any other obligation or any rights, powers and remedies provided by law. No prior security held by the Chargee over the whole or any part of the Charged Assets shall merge into the security constituted by this Charge.

16.3 The security constituted by or pursuant to this Charge and the rights, powers and remedies of the Chargee under or pursuant to this Charge or by law shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Chargor or any other person or by any other thing or matter which might otherwise (but for this provision) prejudice that security or any of those rights, powers or remedies.

16.4 No failure on the part of the Chargee o exercise, or any delay on its part in exercising, any right, power or remedy of the Chargee under or pursuant to this Charge or by law shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy of the Chargee under or pursuant to this Charge or by law preclude any further or other exercise of that or any other right, power or remedy of the Chargee under or pursuant to this Charge or by law.

16.5 The Chargor waives any right it may have of first requiring the Chargee or any other person to proceed against or enforce any other rights or security or claim payment from any other person before enforcing the security constituted by or pursuant to this Charge.

16.6 Any liberty or power which may be exercised or any determination which may be made hereunder by the Chargee or any Receiver may be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

16.7 None of the Chargee, its nominee(s) or any Receiver shall be liable by reason of (a) taking any action permitted by this Charge or (b) any neglect or default in connection with the Charged Assets or (c) taking possession of or realising all or any part of the Charged Assets, except in the case of gross negligence or wilful default upon its part.

16.8 If, at any time, any provision of this Charge is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Charge nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Charge is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

17. RELEASE OF SECURITY

17.1 Upon the Secured Obligations being discharged in full and the Chargee having no further actual or contingent obligation under any of the Finance Documents the Chargee shall, at the request and cost of the Chargor, release and cancel the security constituted by this Charge and procure the reassignment to the Chargor of the property and assets assigned to the Chargee pursuant to this Charge, in each case subject to Clause 17.2, and without recourse to, or any representation or warranty by, the Chargee or any of its nominees.

17.2 Any release, cancellation, settlement, discharge, re-assignment or arrangement (in this Clause 17.2 a "**release**") made by the Chargee on the faith of any assurance, security or payment shall be conditional on that assurance, security or payment not being avoided, reduced, clawed back or ordered to be repaid under any enactment relating to administration, liquidation, bankruptcy or insolvency. If any such avoidance or reduction occurs or order is made, the release given by the Chargee shall have no effect and shall not prejudice the right of the Chargee to enforce this Charge in respect of the Secured Obligations. As between the Chargor and the Chargee, this Charge shall (notwithstanding the release) be deemed to have remained at all times in effect and held by the Chargee as security for the Secured

Obligations.

17.3 This Charge is and will remain the property of the Chargee.

18. SET-OFF

The Chargee may set off any matured obligation due from the Chargor under the finance documents against any matured obligation owed by the Chargee, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Chargee may convert either obligation at a market rate of exchange for the purpose of the set-off. New account

19. NEW ACCOUNT

If the Chargee at any time receives or is deemed to have received notice of any subsequent Security Interest or other interest affecting all or any part of the Charged Assets or any assignment or transfer of the Charged Assets which is prohibited by the terms of the Finance Documents, all payments thereafter by or on behalf of the Chargor to the Chargee shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Chargee received such notice.

20. PAYMENTS AND CURRENCY

20.1 All payments to be made under this Charge shall be made free and clear of and without deduction for or on account of tax unless the Chargor is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Chargor in respect of which such deduction or withholding is required to be made shall be increased to the extend necessary to ensure that, after the making of such deduction or withholding, the Chargee receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

20.2 For the purpose of or pending the discharge of any of the Secured Obligations, the Chargee may convert any monies received, recovered or realised or subject to application by the Chargee or any Receiver pursuant to this Charge from one currency to another and any such conversion shall be made at the spot rate of exchange for the time being quoted to the Chargee by its bankers for obtaining such other currency with the first currency and the Secured Obligations shall be discharged only to the extent of the net proceeds of such conversion received by the Chargee.

20.3 If any sum (a "**Sum**") owing by the Chargor under this Charge or any order or judgment given or made in relation to this Charge has to be converted from the currency (the "**First Currency**") in which such Sum is payable into another currency (the "**Second Currency**") for the purpose of:

20.3.1 making or filing a claim or proof against the Chargor;

20.3.2 obtaining an order or judgment in any court or other tribunal;

20.3.3 enforcing any order or judgment given or made in relation to this Charge; or

20.3.4 applying the Sum in satisfaction of any of the Secured Obligations,

the Chargor shall indemnify the Chargee from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of

exchange available to the Chargee at the time of such receipt of such Sum.

20.4 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

20.4.1 any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Chargee (after consultation with the Chargor); and

20.4.2 any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Chargee (acting reasonably).

20.5 If a change in any currency of a country occurs, this Charge will, to the extent the Chargee(acting reasonably and after consultation with the Chargor) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London Interbank Market and otherwise to reflect the change in currency.

21. CERTIFICATES

A certificate or determination by the Chargee of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matter to which it relates.

22. ASSIGNMENT

22.1 The Chargee may assign and transfer all or any of its rights and obligations under this Charge.

29.2 The Chargee shall be entitled to disclose such information concerning the Chargor and this Charge as the Chargee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

23. NOTICES

23.1 Each communication to be made under this Charge shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

23.2 Any communication or document to be made or delivered by one person to another pursuant to this Charge shall:

23.2.1 if by way of fax (unless that other person has by fifteen days' notice to the other specified another number) to be made to such other person to the fax number identified with its execution below and shall be deemed to have been received when transmission has been completed; and

23.2.2 if by way of letter (unless that other person has by fifteen days' notice to the other specified another address) be delivered to that other person at the address identified with its signature below and shall be deemed to have been delivered when left at that address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

provided that any communication or document to be made or delivered to the Chargee shall be effective only when received by, and then only if it is expressly marked for the attention of,

the department or officer identified with the Chargee's signature below (or such other department or officer as the Chargee shall from time to time specify for this purpose).

24. GOVERNING LAW

This Charge is governed by and shall be construed in accordance with English law.

25. COUNTERPARTS

This Charge may be executed in any number of counterparts, each of which shall be deemed to be an original and this has the same effect as if the signatures on the counterparts were on a single copy of this Charge. All such counterparts taken together shall be deemed to constitute one and the same instrument.

THIS CHARGE has been signed on behalf of the Chargee and executed as a deed by the Chargor and is delivered by it on the date specified above.

SCHEDULE 1
DETAILS OF CUSTOMER AGREEMENTS

Date	Description	Parties

SCHEDULE 2
THE CUSTOMERS

Name	Company Number	Registered Office	Contact Name, Address, Telephone Number and Fax Number

SCHEDULE 3
FORM OF NOTICE OF CHARGE

To: [Customer]

Date: [ ]

Dear Sirs,

We hereby give you notice that we have charged to Flextronics International Kft (the "**Chargee**") pursuant to a charge entered into by us in favour of the Chargee dated [ ] all our right, title and interest in and to all monies due or owing to us by you now or at any time hereafter, including without limitation under or pursuant to [details of contract] (the "**Contract**").

With effect from your receipt of this notice:

1. all payments by you to us under or arising from the Contract or otherwise should be made to the following account:

   Bank Name:
   Branch:
   Sort Code:
   Account Number:
   Account Name:

   or to such other account as the Chargee may specify in writing from time to time;

2. all remedies provided for in the Contract or available at law or in equity in relation to all monies due or owing to us by you under or pursuant to the Contract or otherwise are exercisable by the Chargee;

3. all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves in relation to all monies due or owing to us by you under or pursuant to the Contract or otherwise belong to the Chargee and no changes may be made to the terms of the Contract nor may the Contract be terminated without the Chargee's prior written consent; and

4. you are authorised and instructed, without requiring further approval from us, to provide the Chargee with such information relating to the Contract as it may from time to time request and to send copies of all notices issued by you under the Contract to the Chargee as well as to us.

These instructions may not be revoked, nor may the terms of the Contract be amended, varied or waived without the prior written consent of the Chargee.

Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy letter and returning it to the Chargee at [ ] marked for the attention of [ ].

Yours faithfully,

....

For and on behalf of

[Access Devices Digital Limited]

SCHEDULE 4

FORM OF ACKNOWLEDGMENT OF NOTICE OF CHARGE

To: Flextronics International Kft]
[address]

We acknowledge receipt of a notice in the terms set out above and confirm that we have not received notice of any previous assignments or charges of or over any of the rights, title and interests in and to all monies due or owing to [Access Devices Digital Limited] (the "**Chargor**") by us (now or at any time hereafter) under or pursuant to the Contract or otherwise and that we will comply with the terms of that notice.

We further confirm that:

(a) no amendment, waiver or release of any of such rights, interests and benefits shall be effective without the prior written consent of the Chargee;

(b) no termination (by us) of such rights, interests or benefits shall be effective unless we have given the Chargee thirty days' written notice of the proposed termination, specifying the action necessary to avoid such termination; and

(c) no breach or default on the part of the Chargor of any of the terms of the Contract shall be deemed to have occurred unless we have given notice of such breach to the Chargee specifying how to make good such breach.

For and on behalf of **[Customer]**

By:.............................

Dated:

EXECUTION PAGE

The Chargor

EXECUTED as a DEED and DELIVERED by **ACCESS DEVICES DIGITAL LIMITED** acting by:	)))))	
P. Hilton Director		(Signature)
A. S. Walton Director/~~Secretary~~		(Signature)

Address: [6th Floor] 58 Uxbridge Rd London W5 2ST

Fax: [020 8799 4481]

The Chargee

FLEXTRONICS INTERNATIONAL KFT Posado Nazeyrollas By [Director of Finance	)))	(Signature)

Address: [Posta u 63] 8900 Zalaegerszeg

Fax: [0036 92 507101]

Attention: [ ]

Martin Sieyda Finance Mgr.